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                                                                    Exhibit 10.4

                                                              OPTION NO. 2005-__

                           STELLAR TECHNOLOGIES, INC.

                               AMENDMENT NO. 1 TO
                        STOCK OPTION AGREEMENT UNDER THE
                           STELLAR TECHNOLOGIES, INC.
                            2005 STOCK INCENTIVE PLAN

     This Amendment No. 1 to Stock Option Agreement (the "Amendment") by and between Stellar Technologies, Inc. (the "Company") and the person identified below (the "Optionee") is made as of the date set forth below.

     WHEREAS, the Company desires to amend that certain Option Agreement issued to Optionee under the Stellar Technologies, Inc. 2005 Stock Incentive Plan (the "Plan") to provide for an additional method of cashless exercise as provided for in the Plan and to extend exercisability of the Option if Optionee is terminated after a Change in Control Event.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as set forth below.

     1.   AMENDMENTS.

     (a) Section 2 of the Option Agreement is hereby amended to provide in its entirety as follows:

     "2. PAYMENT OF EXERCISE PRICE. The Option may be exercised, in part or in whole, only by written request to the Company accompanied by payment of the exercise price in full either: (i) in cash for the shares with respect to which it is exercised; (ii) by set off against any amounts owed to the Optionee by the Company; (iii) if the shares underlying the option are registered under the Securities Act, by delivering to the Company a notice of exercise with an irrevocable and unconditional direction to a creditworthy broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iv) by delivering previously owned shares of Common Stock or a combination of shares and cash having an aggregate Fair Market Value (as defined in the
     Plan) equal to the exercise price of the shares being purchased; provided, however, that shares of Common Stock delivered by the Optionee may be accepted as full or partial payment of the exercise price for any exercise of the Option hereunder only if the shares have been held by the Optionee for at least six (6) months, are not subject to any repurchase, vesting or similar right, and such method of payment is then permitted by law; (v) by reducing the number of shares of Common Stock otherwise issuable under the Option to the Optionee upon the exercise of the Option by a number of shares of Common Stock having a Fair Market Value (as defined in the Plan) equal to the aggregated exercise price; provided, however, that such method of payment is then permitted under applicable law; (vi) to the extent permitted by applicable law by: (A) delivery of a promissory note of the Optionee to the Company on terms determined by

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     the Board, or (B) payment of such other lawful consideration as the Board may determine; or (vii) by any combination of the above permitted forms of payment."

     (b) Section 6 of Schedule A of the Option Agreement is hereby amended to provide in its entirety as follows:

     "6. Once a termination of employment or other service to the Company occurs, all Options to which Optionee is then entitled to exercise may only be exercised, if at all, in accordance with, and subject to, the terms and provisions of the Plan, unless otherwise provided for in this Option Agreement. Notwithstanding the forgoing, if the Company terminates the employment of Optionee or other service relationship between Optionee and the Company for any reason other than for Cause, this Option may be exercised at any time prior to two years after such termination and before the date this Option terminates."

     (c) Schedule A of the Option Agreement is hereby amended to include a new
Section 7 which provides in its entirety as follows:

     "7. The last two sentences of Section 12(c)(2)(a) of the Plan shall not apply to this Option."

     2.   MISCELLANEOUS.

          (a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

          (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Colorado, and may be executed in more than one counterpart, each of which shall constitute an original document.

          (c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Company on or Optionee unless reduced to writing and signed by both parties.

          (d) Capitalized terms used within this Amendment unless otherwise defined, shall have the meaning ascribed thereto in the Plan or the Option Agreement.

          (e) Nothing contained herein shall be construed as a guarantee of continued employment of Optionee for any specific duration of time.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of this ___
day of June 2006.

                                        STELLAR TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                                 Authorized Executive Officer


                                        OPTIONEE


                                        ----------------------------------------
                                        Signature

                                        ________________________________________
                                        Print Name


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